Exhibit 32

GLOBAL ENTERTAINMENT CORPORATION
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Global Entertainment Corporation (the Company) for the fiscal quarter ending November 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the Quarterly Report), the undersigned Chief Executive Officer and Chief Financial Officer of the Company each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated January 14, 2010

/s/ Richard Kozuback
Richard Kozbuack
President & Chief Executive Officer

/s/ James Yeager
James Yeager
Senior Vice President & Chief Financial Officer